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                                                               EXHIBIT 99.T3E.3

                         THE HALLWOOD GROUP INCORPORATED

                               --------------------

                                OFFER TO EXCHANGE

                   8.5% COLLATERALIZED SUBORDINATED DEBENTURES
                                DUE JULY 31, 2005

                                       FOR

                7% COLLATERALIZED SENIOR SUBORDINATED DEBENTURES
                                DUE JULY 31, 2000

                               --------------------

                     PURSUANT TO THE EXCHANGE OFFER CIRCULAR

                          DATED                , 1998.
                                ------------ --

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         THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., BOSTON, MASSACHUSETTS
        TIME, ON ___________ ___, 1998, UNLESS EXTENDED (THE "EXPIRATION
        DATE").
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We are enclosing herewith the material listed below relating to (i) the Exchange Offer Circular (the "Exchange Offering Circular") of The Hallwood Group Incorporated, a Delaware corporation (the "Company"), offering to exchange (the "Exchange Offer") up to $20,555,443 aggregate principal amount of its 8.5% Collateralized Subordinated Debentures due July 31, 2005 (the "New Collateralized Debentures") for all of its 7% Collateralized Senior Subordinated Debentures due July 31, 2000 ("Existing Debentures") held by registered holders (as reflected on the books and records of the Old Indenture Trustee), (as defined in the Exchange Offering Circular). Capitalized terms used herein without definition are used as defined in the Exchange Offering Circular.

         Any registered holder (as such term is used in the Exchange Offering Circular) who is not the beneficial owner of Existing Debentures is requested to deliver the Exchange Offering Circular and related materials to the beneficial owner of such Existing Debentures so as to afford such beneficial owner an opportunity to consider the Exchange Offer and make arrangements to tender Existing Debentures for exchange.

         Holders who tender their Existing Debentures for exchange, pursuant to the Exchange Offer also will be deemed to have waived any defaults and their consequences under the indenture governing the Existing Debentures (the "Old Indenture") or the Existing Debentures, except for a default in the payment of principal of, or interest on, any Existing Debentures tendered and accepted for exchange. No such waiver or other action shall impair the rights of any holder of any Existing Debentures not tendered or accepted for exchange.

         You will not be paid a fee for soliciting tenders from clients for whose account you hold Existing Debentures registered in your name or in the name of a nominee. However, you will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.



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         For your information and for forwarding to each of your clients for whose account you hold Existing Debentures, we are enclosing the following documents:

          1.   The Exchange Offering Circular dated ______________ ___, 1998.

          2. A Letter of Transmittal to be used by registered holders of Existing Debentures who elect to exchange all or part of their Existing Debentures (the YELLOW document included herewith).

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Debentures to be tendered are not immediately available but are not lost and in the circumstances described below (the BLUE document included herewith).

          4. A printed form of a letter which may be sent by you to your clients with space provided for obtaining such clients' instructions with regard to the Exchange Offer (the GREEN document included herewith).

            WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

                   THE EXCHANGE OFFER CIRCULAR WILL EXPIRE AT 5:00 P.M., BOSTON, MASSACHUSETTS TIME, ON _________ ___, 1998, UNLESS EXTENDED. SUBJECT TO THE TERMS OF THE EXCHANGE OFFER EXISTING DEBENTURES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                   In order to take advantage of the Exchange Offer, a duly executed and a properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, certificates representing the Existing Debentures tendered for exchange and any other required documents must be delivered to and received by the Exchange Agent at its address set forth on the back cover of the Exchange Offering Circular on or prior the Expiration Date, all in accordance with the instructions set forth in the Exchange Offering Circular and the Letter of Transmittal.

                   Holders who wish to tender their Existing Debentures for exchange and (i) whose certificates for the Existing Debentures are not immediately available but are not lost or (ii) time will not permit delivery of such certificates or other required documents to the Exchange Agent by the Expiration Date may tender their Existing Debentures for exchange according to the guaranteed delivery procedures set forth in the Exchange Offering Circular under "THE OFFER--Exchange and Tender Procedures--Notice of Guaranteed Delivery.

                   If a holder is unable to locate certificates for the Existing Debentures to be tendered, such holder should telephone the Information Agent or Exchange Agent about procedures for tendering such Existing Debentures (which include delivery of duly executed Letter of Transmittal together with a duly executed (and notarized) Affidavit of Loss and Indemnity Bond).

                   Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at its address and telephone number set forth on the back cover page of the Exchange Offering Circular.

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE
AGENT OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER CIRCULAR OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
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